EXHIBIT 99.77.Q1
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ITEM 77.Q1  (A) - AMENDMENTS TO THE AGREEMENT AND DECLARATION OF TRUST OF THE
            DLB FUND GROUP

1. Amendment No. 9 to Agreement and Declaration of Trust is incorporated by reference to The DLB Fund Group's Post-Effective Amendment No. 18 filed on September 1, 2000.

2. Amendment No. 10 to Agreement and Declaration of Trust is incorporated by reference to The DLB Fund Group's Post-Effective Amendment No. 20 filed on October 19, 2000.

3. Amendment No. 11 to Agreement and Declaration of Trust is incorporated by reference to The DLB Fund Group's Post-Effective Amendment No. 21 filed on October 24, 2000.